For the fiscal period ended 6/30/03
File number 811-3623

					SUB-ITEM 77-0

					EXHIBITS

Transactions Effected Pursuant to Rule 10f-3

I.   Name of Fund:  The Prudential Series Fund, Inc. ?
			SP PIMCO High Yield Portfolio

1.   Name of Issuer:
	Vivendi Universal

2.   Date of Purchase
	04/03/03

3.   Number of Securities Purchased
	3,500

4.   Dollar Amount of Purchase
	$350,000

5.   Price Per Unit
	$100

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	Goldman Sachs

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

Bank of America Securities
JP Morgan Securities
Royal Bank of Scotland
Salmon Smith Barney
BNP Paribas
Credit Agricole Indosuez
Credit Lyonnais
Natexis Banques Populaires
Societe Generale